Hiscox Technology

                                                                   Exhibit 10.13
                                                                   -------------




                                     WORDING

                                      ASure

                                       USA











Cyber Insurance                                                    [HISCOX LOGO]

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                                    CONTENTS
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SECTION                                                                 PAGE
-------                                                                 ----

OUR PROMISE TO YOU                                                        - 2 -

        WHAT HAS TO GO WRONG                                              - 2 -

        WHAT WE WILL PAY AND HOW MUCH
                     WHAT WE WILL PAY                                     - 3 -
                     HOW MUCH WE WILL PAY                                 - 3 -

        WHAT IS NOT COVERED                                               - 4 -

YOUR OBLIGATIONS TO US
                     BEFORE WE AGREE TO INSURE YOU                        - 6 -
                     DURING THE POLICY PERIOD                             - 6 -
                     WHEN PERFORMING YOUR BUSINESS ACTIVITIES             - 6 -
                     IF A PROBLEM ARISES                                  - 7 -

GENERAL MATTERS                                                           - 8 -


--------------------------------------------------------------------------------
Throughout this policy words in bold have a special meaning and will be defined under section GENERAL MATTERS - Definitions.




                        [LETTERHEAD OF HISCOX TECHNOLOGY]

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                               OUR PROMISE TO YOU
--------------------------------------------------------------------------------


Insurance is a promise to pay. This insurance contains our promise to protect you financially up to a specified amount where:

         o A problem arises from the performance of your business activities which falls within WHAT HAS TO GO WRONG and

         o You first become aware of this problem during the policy period and tell us about it in accordance with YOUR OBLIGATIONS TO US - If a problem arises - Notification and

         o This problem's financial consequences are covered by WHAT WE WILL PAY AND HOW MUCH and

         o Neither the problem nor its consequences are excluded in WHAT IS NOT COVERED and

         o   You comply with the requirements set out in YOUR OBLIGATIONS TO US


WHAT HAS TO GO WRONG

Claims                    1.      A party brings or threatens a claim against
against you               you for financial compensation including a related
                          injunction arising from your use of the Internet, electronic mail, any intranet or extranet or a World
                          Wide Web site due to any

                          (a) infringement of any intellectual property rights including copyright, trademark or moral rights or an act of passing-off;

                          (b) breach of confidence or infringement of any right to privacy;

                          (c) misuse of any information which is either confidential or subject to statutory restrictions on its use;

                          (d)      defamation;

                          (e) inadvertent transmission by you of any computer virus to anyone with whom you do business, or who uses your World Wide Web site in the course of their business, which directly arises from your breach of a duty of care. This does not apply to any virus created by you, your employees or anyone while working for you.

                          2. An aggrieved party brings or threatens a claim against you for financial compensation due to your negligence in the course of your business activities


                          A claim under 1(a) - (d) is included if arising from:

                          (i) the authorised contents of your World Wide Web site including the advertising or marketing of your business on your Web site;

                          (ii) the unauthorised and malicious alteration or destruction of anything on your World Wide Web site by any person (other than your directors, partners or employees) who had a clear intention of causing you damage; or

                          (iii) the contents of any electronic mail sent by any employee, director or partner of yours to anyone with whom you do business.


                        [LETTERHEAD OF HISCOX TECHNOLOGY]

                          A claim under (d) is included if arising from the contents of any internal electronic mail which contains any defamatory statement concerning a business competitor of yours.

Your own losses

Web Site damage           Your World Wide Web site has been damaged, destroyed
                          or altered by any person (other than any director, partner or employee of yours) acting maliciously with a clear intention of causing you loss and damage.

WHAT WE WILL PAY AND HOW MUCH

WHAT WE WILL PAY

Claims against you

Investigation,            We have the right, but not the duty, to conduct, in
settlement and            your name, the investigation, settlement, or defense
defence costs             of any claim, loss or covered subpoena. If we agree
                          to conduct the investigation, settlement, or defense, we will pay any associated costs. It is understood that the payment of these costs will reduce both the policy's aggregate limit of liability as well as the single loss limit of liability for the particular claim and could even exhaust that limit entirely. If we think it necessary we will appoint an adjuster, attorney, or other appropriate person to deal with the claim or loss. We may, at our sole discretion, appoint your own attorney but only on a similar fee basis as our attorney and only for work done with our prior written approval. Once we agree to conduct the investigation, settlement, or defense, we may settle or defend the matter based solely upon our evaluation of the likelihood of success.

Settling a claim          Subject to the aggregate limit of liability of your
for damages               policy, we will pay the amount agreed by us and the
                          claimant either through negotiation, mediation or some other form of alternative dispute resolution to settle your alleged liability for a claim.

When you are              If we cannot settle, we will pay the amount which you
held liable by a          are held liable to pay, including the claimant's
court for a claim         costs, in either court or arbitration proceedings up
                          to and not exceeding the aggregate limit of liability of your policy.

Your own losses

Web site damage           We will pay the expenses incurred with our prior
                          written consent in replacing or repairing your Web site to the same standard and with the same contents before it was damaged, destroyed or altered. This will include any advertising or publicity expenses involved in contacting any people who attempted to use your Web site while it was destroyed, damaged or altered.

HOW MUCH WE WILL PAY

For claims and            If you pay the excess we will pay up to the limit of
their costs               liability for each actual or threatened claim,
                          including costs and claims expenses covered by this policy, subject to the overall aggregate limit of liability for the policy period. The limit of liability available to pay damages shall be reduced and may be completely exhausted by the payment of costs or claims expenses. Damages, costs and claims expenses shall be applied against the excess.


                        [LETTERHEAD OF HISCOX TECHNOLOGY]

Web Site damage           If you pay the excess we will pay a maximum of
                          $150,000 for all your losses.


Paying out the            At any stage we can pay you the aggregate limit of
policy limit              liability or what remains after any earlier payment
                          from that limit. We will then have no further obligation to you of any kind, for claims, costs or expenses.


WHAT IS NOT COVERED

This insurance does not respond to every conceivable claim or loss from the performance of your business activities and so we will not make any payment for any claim or loss which would otherwise be covered by this insurance, directly or indirectly arising from, or occasioned by or due to:

Millennium                1.       Any claim directly or indirectly arising out
and EMU                            of, or in any way connected with:

                          a) the actual, alleged or anticipated failure or inability of any computer or electronic device or component or system or embedded programming or software, whether or not owned by you or in your possession:

                                   i) to correctly assign any date to the correct day, week, month, year or century;

                                             or
                                   ii)       to correctly recognise or compute
                                             any date which is or is intended to
                                             be beyond 31 December 1998;
                                             or
                                   iii)      to continue to operate as it would
                                             have done had its current date, the
                                             true date or any other date
                                             relevant to any function being
                                             carried out by it been prior to 1
                                             January 2000;

                                   b) the use of any arbitrary, ambiguous or incompletely defined date in any data, software or embedded programming, whether or not owned by you or in your possession;

                                   c) any measures taken with the intention of averting or minimising any of the above.

                          2. any failure of any software you have supplied to process correctly any data relating to a single European Currency.

Matters specific          3.       any statement, representation or information
to your business                   either concerning you or your business or
                                   contained in your accounts, reports or
                                   financial statements.

                          4. any statement you knew was defamatory at the time of publication where you did not reasonably believe that you would have a good defence to an action on it.

                          5. any loss of profit, trading loss or trading liability including those arising from the loss of any client, account or business.

                          6. any financial advice you give or the arrangement of any financing or credit

                          7.       any infringement of a patent law

                          8. the unavailability or slow performance of access to the Internet

                          9. the failure of communications infrastructure, process or storage media or mechanisms, including components thereof


                        [LETTERHEAD OF HISCOX TECHNOLOGY]

                          10. "spam" being unsolicited mail, including but not limited to sales literature

                          11. any obscenity, blasphemy or pornographic material.

                          12. the credit risk from the use of credit cards or other methods of payment the credit risk or any compromise or breach of security in respect of credit cards or other methods of payment

                          13.      any transactions exceeding $2000

                          14. any problem or dispute with any merchant's payment to you

                          15. the representation that any party other than you is insured by this policy

                          16.      your insolvency

                          17. a merchant who was not approved according to your standard registration process

                          18. the breach of any competition, restraint of trade or anti-trust legislation or regulation.

                          19. any official action or investigation by or decision or order of any federal, state, public, local or governmental body or authority.

                          20. the operation or administration of any health, pension or employee benefit scheme plan, trust or fund including breach of any relevant legislation or regulation such as the U.S. Employee Retirement Income Security Act of 1974.

                          21. the sale or purchase of or dealing in any stocks, shares or other securities or the misuse of any information relating to them including breach of any relevant legislation or regulation such as the U.S Securities Act of 1933 and the Securities and Exchange Act of 1934, both as amended.

                          22. any breach of the Racketeer Influenced and Corrupt Organisations Act 18 USC Sections 1961 et seq, any amendments to this Act or any rules or regulations made under it.

                          23. your breach of any taxation legislation or regulation.

                          24. any pollution or contamination, including noise, electromagnetic fields, radiation and radio waves.

                          25.      a change in law.

Already in the introductory clause at the start
                          26.      any investigation by the Export
                                   Administrationor similar legislation or
                                   regulation. okay

Other insurances

                          27. death or any bodily or mental injury or disease suffered by anyone.

                          28. anyone's employment with or work for you; or any breach of an obligation owed by you as an employer or any kind of discrimination or harassment.

                          29. the ownership, possession or use of any land or building, any animal, any aircraft, watercraft or any motor vehicle.

                          30. the loss, damage or destruction of any tangible property.


                        [LETTERHEAD OF HISCOX TECHNOLOGY]

                          31. the loss, damage or destruction of any bearer bonds, coupons, share certificates, stamps, money or other negotiable paper.

                          32. any personal liability incurred by a director or officer of yours when acting in that capacity or managing your business other than when performing a business activity for a client.

                          33. your manufacture, sale, supply, installation or maintenance of any product.

                          34. any claim or loss recoverable under any other insurance unless in excess of the limit of that insurance.

Claims brought            35.      any claim brought by an insured included in
by another                         the definition of you, or any party with a
insured                            financial, executive or managerial interest
                                   in you, including any parent company; or any party in which you have a financial, executive or managerial interest, including a subsidiary company.

Deliberate, reckless      36.      any act, breach, omission or infringement
or dishonest acts                  you deliberately, spitefully, dishonestly or
                                   recklessly commit, condone or ignore.

Non-compensatory          37.      fines and contractual penalties, aggravated,
payments                           punitive or exemplary damages, additional
ok                                 damages under the Canadian Copyright Laws or
                                   any similar Act

Pre-existing              38.      any claim, shortcoming in your work or your
problems                           own loss which you knew about, or reasonably
ok                                 should have known about, before we agreed to
                                   insure you.

Pollution                 39.      Any claim arising from:

                                   (i)       the actual, alleged or threatened
                                             discharge, dispersal, release,
                                             escape or failure to detect any
                                             Pollutants.

                                   (ii)      any governmental or regulatory
                                             directive or request that you pay
                                             for the monitoring, clean up,
                                             removal, containment, treatment,
                                             detoxification or neutralization of
                                             any Pollutants.

Nuclear                   40.      Any claim arising directly or indirectly
                                   from:

                                   (i)       any injury, sickness, disease,
                                             death or destruction caused by or
                                             alleged to be caused by the
                                             hazardous properties of any nuclear
                                             material including but not limited
                                             to the operation of a nuclear
                                             facility by you or any other person
                                             or organization;

                                   (ii)      any claim covered or potentially
                                             covered under nuclear energy
                                             liability insurance issued by any
                                             insurance company, governmental or
                                             quasi-governmental agency of any
                                             country; or

                                   (iii)     any injury, sickness, disease,
                                             death or destruction caused by or
                                             alleged to be caused by the
                                             furnishing of services, materials,
                                             parts or equipment in connection
                                             with the planning, construction,
                                             maintenance, operation or use of
                                             any nuclear facility.

         War              41.      any claim, loss or damage directly or
                                   indirectly occasioned by, happening through or in consequence of war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, military or usurped power or confiscation or nationalisation or requisition or destruction of or damage to property by or under the order of any government or public or local authority.


                        [LETTERHEAD OF HISCOX TECHNOLOGY]

Computer                 You failed to take reasonable steps to maintain and
systems protection       upgrade any programs which protect against any
                         unauthorised use or access to your computer systems, electrical links or World Wide Web site.

Back-ups You failed to take back-up copies of any data, file or program at regular intervals.


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                             YOUR OBLIGATION TO US
--------------------------------------------------------------------------------

It is important that you understand you have a number of obligations to us which arise before we agree to insure you; during the policy period; when performing your business activities; and if a problem arises.

BEFORE WE AGREE TO INSURE YOU

The information given to us before we agree to insure must be complete, accurate and not misleading. Because of its importance, the proposal form and all other written information which you, or anyone on your behalf, provide are incorporated into and form the basis of this insurance.

The proposal form reminded you that before we agreed to insure you all material matters must be disclosed and all material representations must be true otherwise we unless.....

you satisfy us that the alleged misrepresentation or failure to disclose was innocent and not intended to mislead us; and finally, our interests have not been prejudiced as a result.

Where the material matter is a claim, shortcoming in your work or a loss, we will cover you either on the basis of this insurance or that in force when the matter should have been notified whichever gives the more restrictive cover.

DURING THE POLICY PERIOD

Mergers or change        You must tell us within 30 days if you take over or
in ownership             merge with another business or if any party acquires
                         25% or more of the voting shares of your business. If you fail to notify us the stated 30 days, from the date you learned of the merger or purchase, there will be no coverage for losses arising out of the business activities of the new or merged entity. We may charge an additional premium for the new or merged entity gaining further coverage.

Representations          You must gain our prior written approval of any
about Insurance          representation made by you or on your behalf on a
                         website or elsewhere about Lloyd's, us or the cover this policy offers

Payment of the           We will not make any payment under this insurance
premium                  unless you have paid the premium by the agreed date or
                         agreed instalment dates.

WHEN PERFORMING YOUR BUSINESS ACTIVITIES

In view of the cover we provide under WHAT HAS TO GO WRONG we will not cover you where you unduly increase the risk of a problem arising. We will not, therefore, make any payment for any claim or loss which is otherwise covered by this insurance if:

Entering into            You failed to take reasonable steps before entering
onerous contracts        into a contract with a client, or extending the scope
                         of an existing contract, to ensure that either you could provide the required level and quality of performance or services for the quoted price using the resources available to you or the contract was capable of being performed in accordance with all its terms and any representations made by you or on your behalf.

Onerous contractual      You agree in your contract with a client either to use
terms                    more than reasonable care and skill or contractual
                         terms to have a greater financial responsibility for any claim covered by this insurance than would otherwise be the case at law.


                        [LETTERHEAD OF HISCOX TECHNOLOGY]

Except for those contracts that you have obtained specific prior written approval from us



IF A PROBLEM ARISES

Notification              We need notice of the following so that we can decide
                          what steps should be taken to protect your interests:

                          (a) your first awareness of a shortcoming in your work for a client which is likely to lead to a claim against you. This includes any criticism of your work even though regarded by you as unjustifiable.

                                   If we accept your notification we will regard any subsequent claim as notified to this insurance.

                          (b)      any claim or threatened claim against you;

                          (c)      any damage or alteration to your Web site.

                          We will not indemnify you under this insurance unless we receive such notice promptly in the policy period, or at the latest within 30 days after it expires for any problem you first became aware of in the 14 days before expiry.

ok
Your dealings             We will not make any payment under this insurance if
with others               you, when dealing with your client or a third party,
                          admit that you are liable for what has happened, make any offer, deal or payment unless you have our prior written agreement. You must also not reveal the amount of cover available under this insurance, unless you had to give these details in negotiating a contract with your client or have our prior written agreement.

Providing us with         You must provide us with full and accurate information
information and           about any problem or potential problem. If you, or
assistance                anyone on your behalf, tries to deceive us by
                          deliberately giving us false information then the insurance will be treated as if it had never existed.

                          If we have accepted notice of any problem or potential problem, then:

                          (a) You must give us, or anyone appointed by us, at your expense, all the assistance and information which we reasonably require and you must do everything we reasonably request to avoid, minimise, settle or defend any claim or loss. This includes your paying the excess, following our legal advice, and allowing us access to and use of software source material.

                          (b) you must give us any assistance we reasonably require to pursue at our expense any right of recovery in your name following a payment under this insurance.

                          We will not make any payment under this insurance unless you comply with these obligations.


                        [LETTERHEAD OF HISCOX TECHNOLOGY]

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                                GENERAL MATTERS
--------------------------------------------------------------------------------

Definitions       Phrases which appear both in this insurance and the Schedule, which is part of this insurance, are in bold and have the meaning which is given to them in the Schedule. Any headings are given for ease of identification only. The following words have a special meaning:

                  aggregate limit means the most we will pay in any one policy period.

                  claim means any demand received by you for monetary or injunctive relief including the service of suit or institution of arbitration proceedings against you. Two or more claims arising from a single or related series of actual or alleged acts, errors or omissions will be considered a single claim for the purposes of this policy, irrespective of the number of claimants. Further, all such multiple claims shall be deemed to have been made at the time of the initial claim. Claim also includes any loss covered by Your Own Losses section of the policy.

                  covered subpoena means a subpoena seeking documents, testimony or information from the Insured but only if the documents, testimony or information arises out of the performance of your business activities.

                  damages means any monetary judgment, award, or settlement including an award of attorneys' fees. It does not mean punitive, multiplied, or other exemplary type damages.

                  excess means any amounts not covered by this insurance or any other insurance available to you.

                  insured means your partners, directors and employees but only when acting solely in these capacities while conducting your business activities.

                  hazardous properties means radioactive, toxic or explosive properties.

                  nuclear material means source material, special nuclear material, by-product material, or spent fuel. "Source material," "special nuclear material", "by-product material" have the meaning given them by the Atomic Energy Act of 1954 and any amendments thereto.

                  nuclear facility means any nuclear reactor, any equipment or device designed or used for 1) separating isotopes of uranium of plutonium; 2) processing or utilizing spent fuel, or 3) handling, processing or packaging waste. waste means any material containing 1) containing by-product material and 2) resulting from the operation of any nuclear facility.

                  pollutants means any noise, solid, semi-solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals, biological and other etiologic agents or materials, electromagnetic or ionizing radiation and energy, genetically engineered materials, teratogenic, carcinogenic and mutagenic materials, waste and any other irritant or contaminant. Waste includes materials that must be disposed of, recycled, reconditioned or reclaimed.

                  spent fuel means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear facility.

                  policy period means the period during which you have coverage under this policy.



                        [LETTERHEAD OF HISCOX TECHNOLOGY]
                  property means money, securities, uncertificated securities of any Federal Reserve Bank of the United States, negotiable instruments, certificates of deposit, documents of title, acceptances, evidences of debt, security agreements, certificates of origin or title, letters of credit, insurance policies, abstracts of title, deeds, mortgages on real estate, books of account and other records whether recorded in writing or electronically, gems, jewelry, precious metals in bars or ingots, and tangible items of personal property which are not listed.

                  your business activities means the furnishing of professional advice in relation to the promise to honour the online return of goods policy of a merchant to a consumer because the merchant was unable to honour the return of goods policy.

                  It does not include attempts to correct, fix, avert or minimise any millennium or Year 2000 failures or the inability of any computer, electronic device, component, system, embedded programming or software to properly recognize or compute any date as more fully set out in Exclusion 1 of WHAT IS NOT COVERED.

                          We/Us/Our         Hiscox Syndicates Ltd, 1 Great St
                                            Helen's, London, EC3A 6HX (telephone
                                            0171 448 6000).

                          You/Your          (a)     The Insured in the
                                                    Schedule which includes any
                                                    person who was, is or,
                                                    during the period of
                                                    insurance, becomes your
                                                    partner or director or
                                                    senior manager in actual
                                                    control of your operations.

                                            (b)     Any person who takes legal
                                                    control of your business or
                                                    affairs on your insolvency,
                                                    financial difficulties,
                                                    death or incapacity.

Choice of law             This insurance, including its construction,
                          application and validity, is governed by the laws of Canada

Service of Suit                    In the event, you believe Underwriters have
                                   wrongfully declined your claim or failed to pay you and you decide to sue us, we agree to submit to a court of competent jurisdiction within Canada Our agreement, however, does not mean we agree to waive any rights or defense we may have. In fact, we reserve any rights we may have including but not limited to, our right to bring suit against you in any court or to remove your action to a Canadian District Court.

                                   If you do decide to sue us we appoint the person named in Item 7 of the Declarations page to accept service of process on our behalf and to make any appearances on Underwriters' behalf necessary to protect the rights and interests of the Underwriters

Cancellation              The insurance will be cancelled

                          - if you or we give the other 60days' written notice, automatically effective on receipt

                          - automatically on the date of your or our insolvency or filing of insolvency


                          We will return a pro-rata amount of premium unless we have accepted a notification before the cancellation takes effect.

Other Insurance           If you have other insurance, which would pay for the
                                   loss you are claiming under this policy, you need to first make a claim under and collect, if you can, under that policy. Provided you meet the other requirements of this policy, we will then pay, subject to the limits of your policy, any excess amount not covered by your other insurance.


                        [LETTERHEAD OF HISCOX TECHNOLOGY]

                                  DECLARATIONS

   Please read this page carefully. It is important to you and is part of your

                             PROFESSIONAL INDEMNITY
                             CYBER INSURANCE POLICY

This Policy is Lead by Hiscox Syndicates Limited, 1 Great St Helen's, London EC3A 6HX, England at Lloyd's of London, England.

Item      1.        :NAMED INSURED
                    Your Name:
                    Your Address:


Item      2.        :POLICY PERIOD
                    This Insurance is effective from DD/MM/YR to DD/MM/YR 12:01 AM Standard Time for Your Address listed above.

Item      3.        :LIMITS OF LIABILITY
                    Aggregate Limit: The most we will pay during any one Policy Period is $10,000,000

                    These Limits of Liability include and apply to any amounts paid under the policy section entitled WHAT WE WILL PAY.

Item      4.       :DEDUCTIBLE
                    $2,000,000 in all for the period



Item      5.        :GROSS PREMIUM

                    You have paid $250,000 in gross premium for the Policy Period listed in Item 2.

Item      6.       :RETROACTIVE DATE
                    We will accept claims that were caused by wrongful or negligent acts taking place before inception of cover

Item      7.       :NOTICE OF CLAIM & UNDERWRITERS' REPRESENTATIVE
                    Please send your notification of any claim to: TBA Underwriters




                        [LETTERHEAD OF HISCOX TECHNOLOGY]